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                                                                      Exhibit 21

                        List of Significant Subsidiaries

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
                                                  State (Jurisdiction) of Incorporation
     Name of Subsidiary                                      or Organization
     ------------------                                      ---------------
Legg Mason Wood Walker, Incorporated                         Maryland
Howard Weil Financial Corporation                            Louisiana
Western Asset Management Company                             California
Legg Mason Real Estate Services, Inc.                        Pennsylvania
Legg Mason Merchant Banking, Inc.                            Maryland
Legg Mason Fund Adviser, Inc.                                Maryland
Legg Mason Capital Management, Inc.                          Maryland
Legg Mason Financial Services, Inc.                          Maryland
Legg Mason Mortgage Capital Corporation                      Maryland
Legg Mason Trust, fsb                                        USA
Legg Mason Funding, Corp.                                    Delaware
LM Financial Partners, Inc.                                  Maryland
Legg Mason Properties, Inc.                                  North Carolina
Gray, Seifert & Co., Inc.                                    New York
Batterymarch Financial Management, Inc.                      Maryland
Bartlett & Co.                                               Ohio
Bartlett Real Estate, Inc. (1)                               Ohio
Brandywine Asset Management, LLC                             Delaware
Berkshire Asset Management, Inc.                             Maryland
Legg Mason Funds Management, Inc.                            Maryland
Legg Mason Real Estate Investors, Inc.                       Maryland
Barrett Associates, Inc.                                     New York
Legg Mason Limited                                           England and Wales
Legg Mason Focus Capital, Inc.                               Maryland
LM Holdings Limited                                          England and Wales
Legg Mason Holdings Limited (2)                              England and Wales
Western Asset Management Company Limited (3)                 England and Wales
Legg Mason (UK) Holdings Plc (2)                             England and Wales
Legg Mason Investments Holdings Limited (4)                  England and Wales
Legg Mason Investments Limited (5)                           England and Wales
Legg Mason Investments (Europe) Limited (6)                  England and Wales
Legg Mason Investment Funds Limited (6)                      England and Wales
3040692 Nova Scotia Company                                  Canada
Legg Mason Canada Holdings Ltd. (7)                          Canada
Perigee Investment Counsel Inc. (8)                          Canada
Royce & Associates, LLC                                      Delaware
Royce Fund Services, Inc. (9)                                New York

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Royce Management Company, LLC (10)                                    New York
PCM Holdings, Inc.                                                    New York
PCM Holdings II, LLC                                                  Delaware
Carnes Capital Corporation (11)                                       New York
Private Capital Management, L.P. (12)                                 New York

_________________________
(1)      Subsidiary of Bartlett & Co.
(2)      Subsidiary of LM Holdings Limited
(3)      Subsidiary of Legg Mason Holdings Limited
(4)      Subsidiary of Legg Mason (UK) Holdings plc
(5)      Subsidiary of Legg Mason Investments Holdings Limited
(6)      Subsidiary of Legg Mason Investments Limited
(7)      Subsidiary of 3040692 Nova Scotia Company
(8)      Subsidiary of Legg Mason Canada Holdings Ltd.
(9)      Subsidiary of Royce & Associates, LLC
(10)     Subsidiary of PCM Holdings, Inc.
(11)     Subsidiary of PCM Holdings, Inc. and PCM Holdings II, LLC